EXHIBIT 8.1
List of Subsidiaries
Significant Subsidiaries:
Home Inns & Hotels Management (Hong Kong) Limited — Incorporated in Hong Kong
Hong Kong Ai Home Hotel Investment Limited — Incorporated in Hong Kong
He Mei Hotel Management (Shanghai) Limited — Incorporated in the PRC
Home Inns & Hotels Management (Beijing) Limited — Incorporated in the PRC
Home Inns Hotel Management (Shanghai) Co., Ltd. — Incorporated in the PRC
Shanghai Chuwen Investment Holding Co., Ltd. — Incorporated in the PRC
Shanghai Top Star Hotel Management Co., Ltd. — Incorporated in the PRC
Yitel Hotel Management (Hong Kong) Limited — Incorporated in Hong Kong
Yitel Hotel Management (Shanghai) Limited — Incorporated in the PRC
Yitel Hotel Management (Taiyuan) Limited — Incorporated in the PRC
Home Inns & Hotels (China) Co., Ltd.
Huichuang Hotel Management (Suzhou) Co., Ltd. — Incorporated in the PRC
Suzhou Hengchuang Software Co., Ltd.
Hui Ju Hotel Equipment Leasing (Shanghai) Co., Ltd. — Incorporated in the PRC
Hui Yi Hotel Equipment Leasing (Shanghai) Co., Ltd. — Incorporated in the PRC
Jiangsu Home Inns Hotel Equipment Leasing Co., Ltd. — Incorporated in the PRC
Suzhou Home Trading Co., Ltd. — Incorporated in the PRC
He Mei Hotel Management (Shanghai) Limited — Incorporated in the PRC
Beijing Huidongmilinde Investment Co., Ltd. — Incorporated in the PRC
Shanghai Ban Li Software Technology Co., Ltd. — Incorporated in the PRC